UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2008

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-31447 (Commission File Number)	74-0694415 (IRS Employer Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          The following description replaces the “Description of CenterPoint Energy Capital Stock” in CenterPoint Energy Inc.’s Current Report on Form 8-K filed on September 6, 2002.
DESCRIPTION OF CENTERPOINT ENERGY, INC. CAPITAL STOCK
          The following descriptions are summaries of material terms of the common stock, preferred stock, articles of incorporation and bylaws of CenterPoint Energy, Inc. (CenterPoint Energy). This summary is qualified by reference to CenterPoint Energy’s amended and restated articles of incorporation and amended and restated bylaws, each as amended to date, copies of which are incorporated as exhibits to this report and are incorporated by reference herein, and by the provisions of applicable law. As of June 30, 2008, CenterPoint Energy’s authorized capital stock consisted of:
▪	1,000,000,000 shares of common stock, par value $0.01 per share, of which 341,778,004 shares were outstanding, excluding 166 shares held as treasury stock, and

▪	20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding.
          A series of preferred stock, designated Series A Preferred Stock, has been reserved for issuance upon exercise of the preferred stock purchase rights attached to each share of common stock pursuant to the shareholder rights plan discussed below.
Common Stock
          Voting Rights. Holders of CenterPoint Energy’s common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. There are no cumulative voting rights. Subject to the voting rights expressly conferred under prescribed conditions to the holders of preferred stock, the holders of common stock possess exclusive full voting power for the election of directors and for all other purposes. CenterPoint Energy’s bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director by shareholders entitled to vote at the meeting in an uncontested election. An election is contested if, at a specified time before CenterPoint Energy files its definitive proxy statement with the SEC, the number of nominees exceeds the number of directors to be elected, in which case directors will be elected by the vote of a plurality of the votes cast by shareholders entitled to vote at the meeting.
          Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose.
          Liquidation Rights. If CenterPoint Energy is liquidated, dissolved or wound up, the holders of its common stock will be entitled to a pro rata share in any distribution to shareholders, but only after satisfaction of all of CenterPoint Energy’s liabilities and of the prior rights of any outstanding class of preferred stock, which may include the right to participate further with the holders of common stock in the distribution of any of CenterPoint Energy’s remaining assets.
          Preemptive Rights. Holders of common stock are not entitled to any preemptive or conversion rights or other subscription rights.
          Transfer Agent and Registrar. CenterPoint Energy’s shareholder services division serves as transfer agent and registrar for its common stock.
          Other Provisions. There are no redemption or sinking fund provisions applicable to CenterPoint Energy’s common stock. No personal liability will attach to holders of such shares under the laws of the State of Texas. Subject to the provisions of CenterPoint Energy’s articles of incorporation and bylaws imposing certain supermajority voting provisions, the rights of the holders of shares of common stock may not be modified except by a vote of at least a majority of the shares outstanding, voting together as a single class.

Preferred Stock
          The CenterPoint Energy board of directors may cause CenterPoint Energy to issue preferred stock from time to time in one or more series and may fix the number of shares and the terms of each series without the approval of CenterPoint Energy’s shareholders. CenterPoint Energy’s board of directors may determine the terms of each series, including:
▪	the designation of the series,

▪	dividend rates and payment dates,

▪	whether dividends will be cumulative, non-cumulative or partially cumulative, and related terms,

▪	redemption rights,

▪	liquidation rights,

▪	sinking fund provisions,

▪	conversion rights,

▪	voting rights, and

▪	any other terms.
          The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of CenterPoint Energy’s common stock. It could also affect the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of CenterPoint Energy. For example, if, in the exercise of its fiduciary obligations, CenterPoint Energy’s board were to determine that a takeover proposal was not in CenterPoint Energy’s best interest, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of the series to prevent or make the change of control transaction more difficult. Alternatively, a change of control transaction deemed by the board to be in CenterPoint Energy’s best interest could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.
          For purposes of the rights plan described below, CenterPoint Energy’s board of directors has designated a series of preferred stock to constitute the Series A Preferred Stock. For a description of the rights plan, see “Shareholder Rights Plan.”
Anti-Takeover Effects of Texas Laws and CenterPoint Energy’s Charter and Bylaw Provisions
          Some provisions of Texas law and CenterPoint Energy’s articles of incorporation and bylaws could make the following actions more difficult:
▪	acquisition of CenterPoint Energy by means of a tender offer,

▪	acquisition of control of CenterPoint Energy by means of a proxy contest or otherwise, or

▪	removal of CenterPoint Energy’s incumbent officers and directors.
          These provisions, as well as CenterPoint Energy’s shareholder rights plan, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of CenterPoint Energy to first negotiate with its board of directors. CenterPoint Energy believes that the benefits of this increased protection gives it the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure CenterPoint Energy, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
     Charter and Bylaw Provisions
          Election and Removal of Directors. The number of members of CenterPoint Energy’s board of directors will be fixed from time to time by resolution of the board of directors. Members of CenterPoint Energy’s board of directors who were elected at or prior to the 2008 annual meeting of shareholders are assigned to one of three classes, with directors in each class serving for staggered three-year terms. However, this classified structure is being phased out. Beginning at CenterPoint Energy’s 2009 annual meeting of shareholders, all directors will be elected to one-year terms. Any director elected for a longer term before the 2009 annual meeting of shareholders, including the directors elected at CenterPoint Energy’s 2008 annual meeting to serve for terms expiring at its 2011 annual meeting, will hold office for his or her entire term. Accordingly, all of CenterPoint Energy’s directors will be elected annually beginning at its 2011 annual meeting of shareholders.
          No director may be removed except for cause, and, subject to the voting rights expressly conferred under prescribed conditions to the holders of preferred stock, directors may be removed for cause only by the holders of a majority of the shares of capital stock entitled to vote at an election of directors. Subject to the voting rights expressly conferred under prescribed conditions to the holders of preferred stock, any vacancy occurring on the board of directors and any newly created directorship may be filled by a majority of the remaining directors in office or by election by the shareholders.
          Shareholder Meetings. CenterPoint Energy’s articles of incorporation and bylaws provide that special meetings of holders of common stock may be called only by the chairman of its board of directors, its chief executive officer, the president, the secretary, a majority of its board of directors or the holders of at least 50% of the shares outstanding and entitled to vote.
          Modification of Articles of Incorporation. In general, amendments to CenterPoint Energy’s articles of incorporation that are recommended by the board of directors require the affirmative vote of holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described above under “—   Election and Removal of Directors” and “—   Shareholder Meetings” may be amended only by the affirmative vote of holders of at least 66-2/3% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors. The provisions described below under “—   Modification of Bylaws” may be amended only by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors.
          Modification of Bylaws. CenterPoint Energy’s board of directors has the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of at least 80% of all directors then in office at any regular or special meeting of the board of directors called for that purpose. The shareholders also have the power to alter, amend or repeal the bylaws or adopt new bylaws by the affirmative vote of holders of at least 80% of the voting power of all outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.
          Other Limitations on Shareholder Actions. CenterPoint Energy’s bylaws also impose some procedural requirements on shareholders who wish to:
▪	make nominations in the election of directors,

▪	propose that a director be removed,

▪	propose any repeal or change in the bylaws, or

▪	propose any other business to be brought before an annual or special meeting of shareholders.
          Under these procedural requirements, a shareholder must deliver timely notice to CenterPoint Energy’s corporate secretary of the nomination or proposal along with evidence of:
▪	the shareholder’s status as a shareholder,

▪	the number of shares beneficially owned by the shareholder,

▪	a list of the persons with whom the shareholder is acting in concert, and

▪	the number of shares such persons beneficially own.
          To be timely, a shareholder must deliver notice:
▪	in connection with an annual meeting of shareholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of shareholders was held; provided that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date on which the immediately preceding year’s annual meeting of shareholders was held, not less than 180 days prior to the annual meeting and not later than the last to occur of (i) the 90th day prior to the annual meeting or (ii) the 10th day following the day on which CenterPoint Energy first makes public announcement of the date of the annual meeting, or

▪	in connection with the nomination of director candidates at a special meeting of shareholders, generally not less than 40 nor more than 60 days prior to the date of the special meeting.
          In order to submit a nomination for the board of directors, a shareholder must also submit information with respect to the nominee that CenterPoint Energy would be required to include in a proxy statement, as well as some other information. If a shareholder fails to follow the required procedures, the shareholder’s nominee or proposal will be ineligible and will not be voted on by CenterPoint Energy’s shareholders.
          In connection with a special meeting of shareholders, the only business that will be conducted is that stated in the notice of special meeting, or otherwise promptly brought before the meeting by or at the direction of the Chairman of the Meeting or the board of directors. Shareholders requesting a special meeting are permitted to make proposals for matters to be brought before the meeting in their request.
          Limitation on Liability of Directors. CenterPoint Energy’s articles of incorporation provide that no director will be personally liable to CenterPoint Energy or its shareholders for monetary damages for breach of fiduciary duty as a director, except as required by law as in effect from time to time. Currently, Texas law requires that liability be imposed for the following actions:
▪	any breach of the director’s duty of loyalty to CenterPoint Energy or its shareholders,

▪	any act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of law,

▪	a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director’s office, and

▪	an act or omission for which the liability of a director is expressly provided for by statute.
          CenterPoint Energy’s bylaws provide that it will indemnify its officers and directors and advance expenses to them in connection with proceedings and claims, to the fullest extent permitted by the Texas Business Corporation Act (“TBCA”). The bylaws authorize CenterPoint Energy’s board of directors to indemnify and advance expenses to people other than its officers and directors in certain circumstances.
     Texas Anti-Takeover Law
          CenterPoint Energy is subject to Article 13.03 of the TBCA. That section prohibits Texas corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20%

or more of the outstanding shares of stock entitled to vote generally in the election of directors. Article 13.03 may deter any potential unfriendly offers or other efforts to obtain control of CenterPoint Energy that are not approved by its board. This may deprive CenterPoint Energy’s shareholders of opportunities to sell shares of its common stock at a premium to the prevailing market price.
Shareholder Rights Plan
          Each share of common stock includes one right to purchase from CenterPoint Energy a unit consisting of one one-thousandth of a share of its Series A Preferred Stock at a purchase price of $42.50 per unit, subject to adjustment. The rights are issued pursuant the Rights Agreement dated as of January 1, 2002 between CenterPoint Energy and JPMorgan Chase Bank (the “Rights Agreement”). Selected portions of the Rights Agreement and the rights are summarized below. This summary is qualified by reference to the Rights Agreement, a copy of which is incorporated as an exhibit to this report and is incorporated by reference herein.
          Detachment of Rights; Exercisability. The rights will attach to all certificates representing common stock issued prior to the “release date.” That date will occur, except in some cases, on the earlier of:
▪	ten days following a public announcement that a person or group of affiliated or associated persons, an “acquiring person,” has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of CenterPoint Energy’s common stock, or

▪	ten business days following the start of a tender offer or exchange offer that would result in a person’s becoming an acquiring person.
          CenterPoint Energy’s board of directors may defer the release date in some circumstances. Also, some inadvertent acquisitions of CenterPoint Energy’s common stock will not result in a person’s becoming an acquiring person if the person promptly divests itself of sufficient common stock.
          Until the release date:
▪	common stock certificates will evidence the rights,

▪	the rights will be transferable only with those certificates,

▪	new common stock certificates will contain a notation incorporating the Rights Agreement by reference, and

▪	the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by the certificate.
          The rights are not exercisable until the release date and will expire at the close of business on December 31, 2011, unless CenterPoint Energy redeems or exchanges them at an earlier date as described below.
          As soon as practicable after the release date, the rights agent will mail certificates representing the rights to holders of record of common stock as of the close of business on the release date. From that date on, only separate rights certificates will represent the rights. CenterPoint Energy will also issue rights with all shares of common stock issued prior to the release date. CenterPoint Energy will also issue rights with shares of common stock issued after the release date in connection with some employee benefit plans or upon conversion of some securities. Except as otherwise determined by its board of directors, CenterPoint Energy will not issue rights with any other shares of common stock issued after the release date.
          Flip-in Event. A “flip-in event” will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to a “permitted offer” or a flip-over event (as defined below). The Rights Agreement defines “permitted offer” as a tender or exchange offer for all outstanding shares of CenterPoint Energy’s common stock at a price and on terms that a majority of the independent directors of its board of directors determines to be fair to and otherwise in the best interests of CenterPoint Energy and the best interests of its shareholders.

          If a flip-in event occurs, each right, other than any right that has become null and void as described below, will become exercisable to receive (in lieu of the shares of Series A Preferred Stock otherwise purchasable) the number of shares of common stock, or in certain circumstances, cash, property or other securities, which has a “current market price” equal to two times the exercise price of the right. Please refer to the Rights Agreement for the definition of “current market price.”
          Flip-Over Event. A “flip-over event” will occur under the Rights Agreement when, at any time from and after the time a person becomes an acquiring person:
▪	CenterPoint Energy is acquired or it acquires any person in a merger or other business combination transaction, other than specified mergers that follow a permitted offer, or

▪	50% or more of CenterPoint Energy’s assets, cash flow or earning power is sold or transferred.
          If a flip-over event occurs, each holder of a right, except rights that are voided as described below, will thereafter have the right to receive, on exercise of the right, a number of shares of common stock of the acquiring company that has a current market price equal to two times the exercise price of the right.
          When a flip-in event or a flip-over event occurs, all rights that then are, or under the circumstances the Rights Agreement specifies previously were, beneficially owned by an acquiring person or specified related parties will become null and void in the circumstances the Rights Agreement specifies.
          Series A Preferred Stock. After the release date, each right will entitle the holder to purchase a one one-thousandth share of CenterPoint Energy’s Series A Preferred Stock, which fraction will be essentially the economic equivalent of one share of common stock.
          Anti-Dilution. The number of outstanding rights associated with a share of common stock, the number of fractional shares of Series A Preferred Stock issuable upon exercise of a right and the exercise price of the right are subject to adjustment in the event of certain stock dividends on, or a subdivision, combination or reclassification of, CenterPoint Energy’s common stock occurring prior to the release date. The exercise price of the rights and the number of fractional shares of Series A Preferred Stock or other securities or property issuable on exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the Series A Preferred Stock.
          With some exceptions, CenterPoint Energy will not be required to adjust the exercise price of the rights until cumulative adjustments amount to at least 1% of the exercise price. The Rights Agreement also will not require CenterPoint Energy to issue fractional shares of Series A Preferred Stock that are not integral multiples of the specified fractional share and, in lieu thereof, it will make a cash adjustment based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise. Pursuant to the Rights Agreement, CenterPoint Energy reserves the right to require prior to the occurrence of any flip-in event or flip-over event that, on any exercise of rights, a number of rights must be exercised so that it will issue only whole shares of Series A Preferred Stock.
          Redemption of Rights. At any time until the time a person becomes an acquiring person, CenterPoint Energy may redeem the rights in whole, but not in part, at a price of $.005 per right, subject to adjustment, payable, at its option, in cash, shares of common stock or such other consideration as its board of directors may determine. Upon such redemption, the rights will terminate and the only right of the holders of rights will be to receive the $.005 redemption price.
          Exchange of Rights. At any time after the occurrence of a flip-in event, and prior to a person’s becoming the beneficial owner of 50% or more of CenterPoint Energy’s outstanding common stock or the occurrence of a flip-over event, it may exchange the rights (other than rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which will have become void, in whole or in part), at an exchange ratio of one share of common stock, and/or other equity securities deemed to have the same value as one share of common stock, per right, subject to adjustment.
          Substitution. If CenterPoint Energy has an insufficient number of authorized but unissued shares of common stock available to permit an exercise or exchange of rights upon the occurrence of a flip-in event, it may substitute certain other types of property for common stock so long as the total value received by the holder of the rights is equivalent to the value of the common stock that the shareholder would otherwise have received.

CenterPoint Energy may substitute cash, property, equity securities or debt, reduce the exercise price of the rights or use any combination of the foregoing.
          No Rights as a Shareholder. Until a right is exercised, a holder of rights will have no rights to vote or receive dividends or any other rights as a holder of CenterPoint Energy’s preferred or common stock.
          Amendment of Terms of Rights. CenterPoint Energy’s board of directors may amend any of the provisions of the Rights Agreement, other than the redemption price, at any time prior to the time a person becomes an acquiring person. Thereafter, the board of directors may only amend the Rights Agreement in order to cure any ambiguity, defect or inconsistency or to make changes that do not materially and adversely affect the interests of holders of the rights, excluding the interests of any acquiring person.
          Rights Agent. JPMorgan Chase Bank will serve as rights agent with regard to the rights.
Anti-Takeover Effects. The rights will have anti-takeover effects. They will cause substantial dilution to any person or group that attempts to acquire CenterPoint Energy without the approval of its board of directors. As a result, the overall effect of the rights may be to make more difficult or discourage any attempt to acquire CenterPoint Energy even if such acquisition may be favorable to the interests of its shareholders. Because CenterPoint Energy’s board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by the board of directors.

Item 9.01	Financial Statements and Exhibits.
          The exhibits listed below are filed herewith.
(d)	Exhibits.

99.1	Restated Articles of Incorporation of CenterPoint Energy (incorporated by reference to Exhibit 3.1 to CenterPoint Energy’s Current Report on Form 8-K dated July 24, 2008).

99.2	Amended and Restated Bylaws of CenterPoint Energy (incorporated by reference to Exhibit 3.2 to CenterPoint Energy’s Current Report on Form 8-K dated July 24, 2008).

99.3	Rights Agreement dated as of January 1, 2002 between CenterPoint Energy and JPMorgan Chase Bank, as Rights Agent (incorporated by reference to Exhibit 4.2 to CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: October 3, 2008	By:	/s/ Rufus S. Scott
Rufus S. Scott
Senior Vice President, Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT DESCRIPTION

99.1	Restated Articles of Incorporation of CenterPoint Energy (incorporated by reference to Exhibit 3.1 to CenterPoint Energy’s Current Report on Form 8-K dated July 24, 2008).

99.2	Amended and Restated Bylaws of CenterPoint Energy (incorporated by reference to Exhibit 3.2 to CenterPoint Energy’s Current Report on Form 8-K dated July 24, 2008).

99.3
Rights Agreement dated as of January 1, 2002 between CenterPoint Energy and JPMorgan Chase Bank, as Rights Agent (incorporated by reference to Exhibit 4.2 to CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).